Exhibit 99.1

Focus Financial Partners Reports Fourth Quarter and Full Year 2022 Results

Solid Full-Year Performance, Demonstrating Business Resiliency and Momentum Despite the Challenging Macro Environment

New York, New York – February 16, 2023 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•	Total revenues of $547.7 million, 4.5% growth year over year
•	Organic revenue growth(1) rate of negative 3.5% year over year
•	GAAP net loss of $1.4 million
•	GAAP basic income per share of Class A common stock of $0.01 and diluted loss per share of Class A common stock of ($0.07)
•	Adjusted Net Income Excluding Tax Adjustments(2) of $65.7 million and Tax Adjustments(3) of $16.9 million
•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $0.79 and Tax Adjustments(3) Per Share(2) of $0.20
•	Completed credit refinancing in November including a new $240 million term loan
•	Net Leverage Ratio(4) of 4.19x

Full Year 2022 Highlights

•	Total revenues of $2.1 billion, 19.2% growth year over year
•	Organic revenue growth(1) rate of 8.5% year over year
•	GAAP net income of $125.3 million
•	GAAP basic and diluted income per share of Class A common stock of $1.40 and $1.39, respectively
•	Adjusted Net Income Excluding Tax Adjustments(2) of $300.5 million and Tax Adjustments(3) of $64.4 million
•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $3.62 and Tax Adjustments(3) Per Share(2) of $0.77
•	Net cash provided by operating activities for the trailing 4-quarters ended December 31, 2022 of $288.6 million
•	LTM Cash Flow Available for Capital Allocation(2) for the trailing 4-quarters ended December 31, 2022 of $317.7 million
•	24 transactions closed in 2022, including 5 new partner firms and 19 mergers on behalf of partner firms

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.
(4)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

“Despite the challenging macro environment throughout 2022, our full-year growth and financial performance were solid,” said Rudy Adolf, Founder, CEO and Chairman of Focus. “Our core value proposition, capital allocation discipline and scale were instrumental to helping us navigate the volatile markets and position us to capitalize on an eventual recovery. The depth and diversification of our global partnership, our strong M&A momentum and our array of value-added programs were integral to this outcome. These elements reinforce our competitive differentiation and our leadership advantage in independent wealth management.”

“Our business further demonstrated its resiliency in 2022 with the hallmarks of how we invest and grow our business again clearly evident,” said Jim Shanahan, Chief Financial Officer of Focus. “Our results reflect the excellent job our partners did in managing their businesses and advising their clients during a year in which the value of prudent fiduciary advice was notable. They also further reinforced the value of the diverse and recurring nature of our revenues and the benefits of our variable cost base and our earnings preference. Collectively these attributes have enabled our business to weather volatile market conditions over multiple quarters while mitigating the downside risk to our earnings. Our global partnership has created enduring scale advantages, reinforcing the sustainability of our strong growth over the long term.”

Fourth Quarter 2022 Financial Highlights

Total revenues were $547.7 million, 4.5%, or $23.8 million higher than the 2021 fourth quarter. The increase was primarily attributable to $14.6 million of revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was negative 3.5%, better than our estimated negative 10% for the quarter.

An estimated 72.0%, or $394.3 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 64.5%, or $254.3 million, were generated from advance billings generally based on market levels in the 2022 third quarter. The remaining 28.0%, or $153.4 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients.

GAAP net loss was ($1.4) million compared to net income of $14.9 million in the prior year quarter. GAAP basic income per share of Class A common stock was $0.01 and diluted loss per share of Class A common stock was ($0.07), as compared to $0.12 for both basic and diluted income per share of Class A common stock in the prior year quarter.

Adjusted EBITDA(2) was $136.7 million, 5.9%, or $7.7 million, higher than the prior year period. Our Adjusted EBITDA margin(3) was 25.0%, above our outlook of approximately 23% for the quarter reflecting the effect of higher non-market correlated revenues and lower compensation expense.

Adjusted Net Income Excluding Tax Adjustments(2) was $65.7 million, and Tax Adjustments(4) was $16.9 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $0.79, down 16.0% compared to the prior year period, and Tax Adjustments Per Share(2) was $0.20, up 25.0% compared to the prior year period.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Calculated as Adjusted EBITDA divided by Revenues.
(4)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

2022 Full Year Financial Highlights

Total revenues were $2.1 billion, 19.2%, or $345.4 million higher than the prior year. The primary driver of this increase was revenue growth from our existing partner firms of approximately $315.5 million. The majority of this amount was driven by higher wealth management fees, which included the effect of mergers completed by our partner firms as well as a full period of revenues recognized during 2022 for partner firms acquired during the last twelve months. Six partner firms, which closed in the prior year on December 31, 2021, contributed $91.3 million of this increase. The balance of $29.9 million was attributable to revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 8.5%.

GAAP net income was $125.3 million compared to $24.4 million in the prior year. GAAP basic and diluted income per share of Class A common stock was $1.40 and $1.39, respectively, as compared to $0.18 for both basic and diluted income per share of Class A common stock in the prior year.

Adjusted EBITDA(2) was $537.5 million, 19.1%, or $86.2 million, higher than the prior year. Our Adjusted EBITDA margin(3) was 25.1%.

Adjusted Net Income Excluding Tax Adjustments(2) was $300.5 million, and Tax Adjustments(4) was $64.4 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $3.62, up 7.7% compared to the prior year, and Tax Adjustments Per Share(2) was $0.77, up 37.5% compared to the prior year.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Calculated as Adjusted EBITDA divided by Revenues.
(4)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

Balance Sheet and Liquidity

As of December 31, 2022, cash and cash equivalents were $140.0 million and debt outstanding under our credit facilities was approximately $2.6 billion.

Our Net Leverage Ratio(1) as of December 31, 2022 was 4.19x. We remain committed to maintaining our Net Leverage Ratio(1) between 3.5x to 4.5x and believe this is the appropriate range for our business given our highly acquisitive nature.

As of December 31, 2022, $850 million, or 33.2%, of the debt outstanding under our credit facilities had SOFR swapped from a floating rate to a fixed weighted average interest rate of 53 basis points plus a spread of 325 basis points. The residual amount of approximately $1.7 billion remains at floating rates, with $808.4 million of this amount at an interest rate of SOFR (subject to a 50 basis point floor) plus 250 basis points spread, and $905.6 million of this amount at an interest rate of SOFR (subject to a 50 basis point floor) plus 325 basis points spread. We typically use 30-day Term SOFR for our term loans.

Our net cash provided by operating activities for the trailing four quarters ended December 31, 2022 was $288.6 million compared to $313.9 million for the comparable prior year period. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended December 31, 2022 was $317.7 million compared to $319.9 million for the comparable prior year period. In the 2022 fourth quarter, we paid $32.6 million in cash earn-out obligations and $6.4 million of required amortization under our First Lien Term Loans.

(1)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, February 16, 2023 at 8:30 a.m. Eastern Time to discuss the Company’s 2022 fourth quarter and full year results and outlook. The call can be accessed by dialing +1-877-407-0989 (callers inside the U.S.) or +1-201-389-0921 (callers outside the U.S.).

A live, listen-only webcast, together with a slide presentation titled “Fourth Quarter & Full Year 2022 Earnings Release Supplement” dated February 16, 2023 will be available under Events in the Investor Relations section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address. Registration for the call will begin 15 minutes prior to the start of the call, using the following link.

Due to our recently announced acquisition proposal and exclusivity arrangement with Clayton, Dubilier & Rice, we do not expect to take questions after the prepared remarks.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contacts

Tina Madon

Senior Vice President

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

Charlie Arestia

Vice President

Investor Relations & Corporate Communications

Tel: (646) 560-3999

carestia@focuspartners.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and twelve months ended December 31, 2021 and 2022 include the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2022	2021	2022

	(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$523,886	$547,679	$1,797,951	$2,143,321
Revenue growth (1) from prior period	38.0%	4.5%	32.1%	19.2%
Organic revenue growth (2) from prior period	26.6%	(3.5)%	24.0%	8.5%

Management Fees Metrics (operating expense):
Management fees	$145,990	$132,717	$491,433	$530,329
Management fees growth (3) from prior period	42.6%	(9.1)%	40.6%	7.9%
Organic management fees growth (4) from prior period	30.8%	(14.1)%	32.1%	(0.4)%

Net Income (Loss) Metrics:
Net income (loss)	$14,935	$(1,411)	$24,440	$125,278
Net income (loss) growth from prior period	94.6%	*	(50.1)%	*
Income per share of Class A common stock:
Basic	$0.12	$0.01	$0.18	$1.40
Diluted	$0.12	$(0.07)	$0.18	$1.39
Income per share of Class A common stock growth from prior period:
Basic	71.4%	(91.7)%	(69.0)%	*
Diluted	71.4%	*	(68.4)%	*

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$129,000	$136,666	$451,296	$537,456
Adjusted EBITDA growth (5) from prior period	42.2%	5.9%	40.3%	19.1%

Adjusted Net Income Excluding Tax Adjustments Metrics:
Adjusted Net Income Excluding Tax Adjustments (5)	$78,911	$65,744	$278,681	$300,548
Adjusted Net Income Excluding
Tax Adjustments growth (5) from prior period	38.5%	(16.7)%	42.5%	7.8%

Tax Adjustments
Tax Adjustments (5)(6)	$13,440	$16,905	$46,805	$64,359
Tax Adjustments growth from prior period (5)(6)	36.4%	25.8%	25.6%	37.5%

*       Not meaningful

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021		2022		2021		2022

	(dollars in thousands, except per share data)
Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share Metrics:
Adjusted Net Income Excluding Tax Adjustments Per Share (5)	$0.94		$0.79		$3.36		$3.62
Tax Adjustments Per Share (5)(6)	$0.16		$0.20		$0.56		$0.77
Adjusted Net Income Excluding Tax Adjustments Per Share growth (5) from prior period	30.6%		(16.0)%		36.6%		7.7%
Tax Adjustments Per Share growth from prior period (5)(6)	33.3%		25.0%		19.1%		37.5%

Adjusted Shares Outstanding
Adjusted Shares Outstanding (5)	83,575,753		83,210,551		82,893,928		83,093,073

Other Metrics:
Net Leverage Ratio (7) at period end	3.85	x	4.19	x	3.85	x	4.19	x
Acquired Base Earnings (8)	$49,487		$7,269		$71,400		$26,568
Number of partner firms at period end (9)	84		88		84		88

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share, Tax Adjustments, Tax Adjustments Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share to the most directly comparable GAAP financial measure, please read “—Adjusted EBITDA” and “—Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share.”

(6)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of December 31, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $67.8 million.

(7)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan A, First Lien Term Loan B and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(8)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post acquisition earnings of the partner firm.

(9)	Represents the number of partner firms on the last day of the period presented.

Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2021	2022	2021	2022
REVENUES:
Wealth management fees	$503,583	$524,711	$1,717,365	$2,056,328
Other	20,303	22,968	80,586	86,993
Total revenues	523,886	547,679	1,797,951	2,143,321
OPERATING EXPENSES:
Compensation and related expenses	166,784	183,640	591,121	729,891
Management fees	145,990	132,717	491,433	530,329
Selling, general and administrative	89,155	103,081	297,636	376,417
Intangible amortization	54,807	69,586	187,848	261,842
Non-cash changes in fair value of estimated contingent consideration	16,175	17,703	112,416	(64,747)
Depreciation and other amortization	3,790	3,827	14,625	15,281
Total operating expenses	476,701	510,554	1,695,079	1,849,013
INCOME FROM OPERATIONS	47,185	37,125	102,872	294,308
OTHER INCOME (EXPENSE):
Interest income	112	645	422	791
Interest expense	(17,108)	(35,888)	(55,001)	(99,887)
Amortization of debt financing costs	(1,102)	(1,000)	(3,958)	(3,999)
Loss on extinguishment of borrowings	—	(1,807)	—	(1,807)
Other expense—net	(118)	(7,536)	(337)	(11,370)
Income from equity method investments	10	162	524	319
Total other expense—net	(18,206)	(45,424)	(58,350)	(115,953)
INCOME (LOSS) BEFORE INCOME TAX	28,979	(8,299)	44,522	178,355
INCOME TAX EXPENSE (BENEFIT)	14,044	(6,888)	20,082	53,077
NET INCOME (LOSS)	14,935	(1,411)	24,440	125,278
Non-controlling interest	(7,405)	1,761	(14,028)	(33,494)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$7,530	$350	$10,412	$91,784
Income per share of Class A common stock:
Basic	$0.12	$0.01	$0.18	$1.40
Diluted	$0.12	$(0.07)	$0.18	$1.39
Weighted average shares of Class A common stock outstanding:
Basic	61,290,333	65,883,284	57,317,477	65,552,592
Diluted	61,939,734	82,170,919	57,831,151	65,810,215

FOCUS FINANCIAL PARTNERS INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2022
ASSETS
Cash and cash equivalents	$310,684	$139,973
Accounts receivable less allowances of $3,255 at 2021 and $3,862 at 2022	198,827	217,219
Prepaid expenses and other assets	123,826	151,356
Fixed assets—net	47,199	54,748
Operating lease assets	249,850	258,697
Debt financing costs—net	4,254	7,590
Deferred tax assets—net	267,332	230,130
Goodwill	1,925,315	2,167,917
Other intangible assets—net	1,581,719	1,639,124
TOTAL ASSETS	$4,709,006	$4,866,754
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$11,580	$12,213
Accrued expenses	72,572	80,679
Due to affiliates	105,722	70,974
Deferred revenue	10,932	10,726
Contingent consideration and other liabilities	468,284	335,033
Deferred tax liabilities	31,973	29,579
Operating lease liabilities	277,324	288,895
Borrowings under credit facilities (stated value of $2,407,302 and $2,563,970 at December 31, 2021 and December 31, 2022, respectively)	2,393,669	2,510,749
Tax receivable agreements obligations	219,542	224,611
TOTAL LIABILITIES	3,591,598	3,563,459
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 65,320,124 and 65,929,644 shares issued and outstanding at December 31, 2021 and December 31, 2022, respectively	653	659
Class B common stock, par value $0.01, 500,000,000 shares authorized; 11,439,019 and 11,827,321 shares issued and outstanding at December 31, 2021 and December 31, 2022, respectively	114	118
Additional paid-in capital	841,753	918,044
Retained earnings	24,995	116,779
Accumulated other comprehensive income	3,029	18,318
Total shareholders' equity	870,544	1,053,918
Non-controlling interest	246,864	249,377
Total equity	1,117,408	1,303,295
TOTAL LIABILITIES AND EQUITY	$4,709,006	$4,866,754

FOCUS FINANCIAL PARTNERS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the twelve months ended
	December 31,
	2021	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,440	$125,278
Adjustments to reconcile net income to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	187,848	261,842
Depreciation and other amortization	14,625	15,281
Amortization of debt financing costs	3,958	3,999
Non-cash equity compensation expense	31,602	30,453
Non-cash changes in fair value of estimated contingent consideration	112,416	(64,747)
Income from equity method investments	(524)	(319)
Distributions received from equity method investments	1,143	1,396
Deferred taxes and other non-cash items	(8,568)	32,243
Loss on extinguishment of borrowings	—	1,807
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(32,006)	(16,778)
Prepaid expenses and other assets	2,103	(245)
Accounts payable	486	(82)
Accrued expenses	14,444	10,445
Due to affiliates	38,831	(35,060)
Contingent consideration and other liabilities	(77,423)	(74,765)
Deferred revenue	543	(2,149)
Net cash provided by operating activities	313,918	288,599
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(979,062)	(461,522)
Purchase of fixed assets	(11,018)	(21,017)
Investments and other, net	(17,232)	7,358
Net cash used in investing activities	(1,007,312)	(475,181)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	1,318,375	1,998,900
Repayments of borrowings under credit facilities	(425,320)	(1,873,332)
Proceeds from issuance of common stock, net	219,636	—
Payments in connection with unit redemption, net	(57,735)	—
Payments in connection with tax receivable agreements	(4,423)	(3,856)
Contingent consideration paid	(78,092)	(62,025)
Payments of deferred cash consideration	—	(1,484)
Payments of debt financing costs	(8,282)	(19,072)
Proceeds from exercise of stock options	8,350	1,158
Equity awards withholding	(1,343)	(685)
Other	(58)	372
Distributions for unitholders	(32,311)	(22,984)
Net cash provided by financing activities	938,797	16,992
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(577)	(1,121)
CHANGE IN CASH AND CASH EQUIVALENTS	244,826	(170,711)
CASH AND CASH EQUIVALENTS:
Beginning of period	65,858	310,684
End of period	$310,684	$139,973

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, other expense—net and secondary offering expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies; and
•	as a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and
•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by also relying on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income (loss) to Adjusted EBITDA for the three and twelve months ended December 31, 2021 and 2022:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2022	2021	2022

	(in thousands)
Net income (loss)	$14,935	$(1,411)	$24,440	$125,278
Interest income	(112)	(645)	(422)	(791)
Interest expense	17,108	35,888	55,001	99,887
Income tax expense (benefit)	14,044	(6,888)	20,082	53,077
Amortization of debt financing costs	1,102	1,000	3,958	3,999
Intangible amortization	54,807	69,586	187,848	261,842
Depreciation and other amortization	3,790	3,827	14,625	15,281
Non-cash equity compensation expense	7,033	8,263	31,602	30,453
Non-cash changes in fair value of estimated contingent consideration	16,175	17,703	112,416	(64,747)
Loss on extinguishment of borrowings	—	1,807	—	1,807
Other expense—net	118	7,536	337	11,370
Secondary offering expenses	—	—	1,409	—
Adjusted EBITDA	$129,000	$136,666	$451,296	$537,456

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings and secondary offering expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business and is used for comparative purposes. The actual effective income tax rate, in current or future periods, may differ significantly from the pro forma income tax rate of 27%.

Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options and restricted stock units outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units, including contingently issuable Focus LLC common units, if any, have been exchanged for Class A common stock), (iv) the weighted average number of Focus LLC restricted common units outstanding during the periods (assuming that 100% of such Focus LLC restricted common units have been exchanged for Class A common stock) and (v) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and
•	Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.

Tax Adjustments and Tax Adjustments Per Share

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.

Set forth below is a reconciliation of net income (loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the three and twelve months ended December 31, 2021 and 2022:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2022	2021	2022

	(dollars in thousands, except per share data)
Net income (loss)	$14,935	$(1,411)	$24,440	$125,278
Income tax expense (benefit)	14,044	(6,888)	20,082	53,077
Amortization of debt financing costs	1,102	1,000	3,958	3,999
Intangible amortization	54,807	69,586	187,848	261,842
Non-cash equity compensation expense	7,033	8,263	31,602	30,453
Non-cash changes in fair value of estimated contingent consideration	16,175	17,703	112,416	(64,747)
Loss on extinguishment of borrowings	—	1,807	—	1,807
Secondary offering expenses (1)	—	—	1,409	—
Subtotal	108,096	90,060	381,755	411,709
Pro forma income tax expense (27%) (2)	(29,185)	(24,316)	(103,074)	(111,161)
Adjusted Net Income Excluding Tax Adjustments	$78,911	$65,744	$278,681	$300,548

Tax Adjustments (2)(3)	$13,440	$16,905	$46,805	$64,359

Adjusted Net Income Excluding Tax Adjustments Per Share	$0.94	$0.79	$3.36	$3.62
Tax Adjustments Per Share (3)	$0.16	$0.20	$0.56	$0.77

Adjusted Shares Outstanding	83,575,753	83,210,551	82,893,928	83,093,073

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic (4)	61,290,333	65,883,284	57,317,477	65,552,592
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options and restricted stock units (5)	649,401	165,930	513,674	257,623
Weighted average Focus LLC common units outstanding (6)	12,046,461	11,731,666	15,200,900	11,857,164
Weighted average Focus LLC restricted common units outstanding (7)	81,726	217,913	73,983	199,495
Weighted average common unit equivalent of Focus LLC incentive units outstanding (8)	9,507,832	5,211,758	9,787,894	5,226,199
Adjusted Shares Outstanding	83,575,753	83,210,551	82,893,928	83,093,073

(1)	Relates to offering expenses associated with the March 2021 and June 2021 secondary offerings.

(2)	The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business and is used for comparative purposes. The actual effective income tax rate, in current or future periods, may differ significantly from the pro forma income tax rate of 27%. The actual effective income tax rate is the percentage of income tax after taking into consideration various tax deductions, credits and limitations. Among other things, periods of increased interest expense and limits on our ability to deduct interest expense may, in current or future periods, contribute to an actual effective income tax rate that is less than or greater than the pro forma income tax rate of 27%.

(3)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of December 31, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $67.8 million.

(4)	Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)	Represents the incremental shares related to stock options and restricted stock units as calculated under the treasury stock method.

(6)	Assumes that 100% of the Focus LLC common units, including contingently issuable Focus LLC common units, if any, were exchanged for Class A common stock.

(7)	Assumes that 100% of the Focus LLC restricted common units were exchanged for Class A common stock.

(8)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration and deferred cash consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements. We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portions of contingent consideration and deferred cash consideration paid which are classified as operating cash flows under GAAP. The balances of such contingent consideration and deferred cash consideration are classified as investing or financing cash flows under GAAP; therefore, we add back the amounts included in operating cash flows so that the full amount of contingent consideration and deferred cash consideration payments are treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended December 31, 2021 and 2022:

	Trailing 4-Quarters Ended
	December 31,
	2021	2022

	(in thousands)
Net cash provided by operating activities	$313,918	$288,599
Purchase of fixed assets	(11,018)	(21,017)
Distributions for unitholders	(32,311)	(22,984)
Payments under tax receivable agreements	(4,423)	(3,856)
Adjusted Free Cash Flow	$266,166	$240,742
Portion of contingent consideration paid included in operating activities (1)	53,735	76,915
Portion of deferred cash consideration paid included in operating activities (2)	—	16
Cash Flow Available for Capital Allocation (3)	$319,901	$317,673

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing or financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2021 was $5.3 million, $11.6 million, $20.4 million and $16.4 million, respectively, totaling $53.7 million for the trailing 4-quarters ended December 31, 2021. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2022 was $23.0 million, $18.2 million, $29.6 million and $6.1 million, respectively, totaling $76.9 million for the trailing 4-quarters ended December 31, 2022.

(2)	A portion of deferred cash consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in financing cash outflows. Deferred cash consideration paid and classified as operating cash outflows was $16 thousand for the trailing 4-quarters ended December 31, 2022.

(3)	Cash Flow Available for Capital Allocation excludes all contingent consideration and deferred cash consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of December 31, 2022:

	December 31, 2022
	Interest	%
Economic Ownership of Focus Financial Partners, LLC Interests:
Focus Financial Partners Inc.	65,929,644	79.2%
Non-Controlling Interests (1)	17,320,157	20.8%
Total	83,249,801	100.0%

(1)	Includes 5,196,288 Focus LLC common units issuable upon conversion of the outstanding 16,602,886 vested and unvested incentive units (assuming vesting of the unvested incentive units and a December 31, 2022 period end value of the Focus LLC common units equal to $37.27) and includes 296,548 Focus LLC restricted common units.

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Q4 2022 Weighted Average Outstanding	Number of Shares Outstanding at December 31, 2022	Number of Shares Outstanding at February 13, 2023
Class A	65,883,284	65,929,644	65,935,962
Class B	11,731,666	11,827,321	11,827,321

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at December 31, 2022. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating per share data. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Hurdle Rates	Number Outstanding
$1.42	421
$5.50	798
$6.00	386
$7.00	1,081
$9.00	708,107
$11.00	813,001
$12.00	513,043
$13.00	540,000
$14.00	10,098
$16.00	45,191
$17.00	20,000
$19.00	527,928
$21.00	3,017,692
$22.00	796,417
$23.00	524,828
$26.26	12,500
$27.00	12,484
$27.90	1,890,440
$28.50	1,424,225
$30.48	30,000
$33.00	3,617,500
$36.64	30,000
$37.59	508,145
$43.07	60,000
$43.50	30,000
$44.71	806,324
$58.50	662,277
16,602,886